Exhibit 99.1




                            TEXAS PACIFIC LAND TRUST

                               1700 Pacific Avenue
                                   Suite 1670
                               Dallas, Texas 75201
                                     ------


     TRUSTEES:            Telephone (214) 969-5530              ROY THOMAS
 Maurice Meyer III                                            General Agent
   Joe R. Clark
John R. Norris III                                          DAVID M. PETERSON
                                                         Assistant General Agent


                            TEXAS PACIFIC LAND TRUST

                        REPORT OF OPERATIONS - UNAUDITED
                        --------------------------------

                                                      Three Months Ended
                                                      ------------------

                                             June 30, 2003        June 30, 2002
                                             -------------        -------------

   Rentals, royalties and other income....   $   1,934,117        $  1,616,190

   Land sales.............................         650,000             128,205
                                             --------------       -------------

   Total income...........................   $   2,584,117        $  1,744,395
                                             ==============       =============

   Provision for income tax...............   $     621,558        $    387,437

   Net income.............................   $   1,419,138        $    914,524

   Net income per sub-share...............            $.62                $.38

   Average sub-shares outstanding
     during period........................       2,292,804           2,372,137


                                                      Six Months Ended
                                                      ----------------

                                             June 30, 2003        June 30, 2002
                                             -------------        -------------

   Rentals, royalties and other income....   $   3,687,629        $  2,945,078

   Land sales.............................         711,685             321,961
                                             --------------       -------------

   Total income...........................   $   4,399,314        $  3,267,039
                                             ==============       =============

   Provision for income tax...............   $     982,021        $    689,029

   Net income.............................   $   2,295,558        $  1,625,614

   Net income per sub-share...............           $1.00                $.68

   Average sub-shares outstanding
     during period........................       2,299,549           2,378,812